UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 21, 2005
Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-12477 (Commission File Number)	95-3540776 (I.R.S. Employer Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA (Address of principal executive offices)	91320-1799 (Zip Code)

805-447-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR2 40.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 8.01. Other Events.

On April 21, 2005, Amgen Inc. (the “Company”) issued a press release announcing its results of operations and financial condition for the three months ended March 31, 2005. Set forth on the attached Exhibit 99.1 which is incorporated herein by reference are the Company’s (i) Condensed Consolidated Statements of Operations for the three months ended March 31, 2005 and 2004, (ii) Product Sales Detail for the three months ended March 31, 2005 and 2004, and (iii) Condensed Consolidated Balance Sheets as of March 31, 2005 and December 31, 2004.

As previously announced on April 6, 2005, the Company is conducting an exchange offer under which it is offering to exchange new Zero Coupon Convertible Notes due 2032 for all of its currently outstanding Liquid Yield Option Notes due 2032. The exchange offer is currently set to expire on May 4, 2005. In light of the ongoing exchange offer, the Company has elected to “file” the information contained in this report, and such information will be deemed incorporated by reference into any filing of Amgen Inc. with the SEC, whether made before or after the date hereof.

Item 9.01. Financial Statements and Exhibits.

The following exhibit will be deemed “filed” and incorporated by reference into any filing of Amgen Inc. with the SEC, whether made before or after the date hereof.

Exhibit No.	Description

99.1	Condensed Consolidated Statements of Operations for the three months ended March 31, 2005 and 2004, Product Sales Detail for the three months ended March 31, 2005 and 2004, and Condensed Consolidated Balance Sheets as of March 31, 2005 and December 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.
Date: April 21, 2005	By:	/s/ Richard D. Nanula
		Name:	Richard D. Nanula
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Document Description

99.1	Condensed Consolidated Statements of Operations for the three months ended March 31, 2005 and 2004, Product Sales Detail for the three months ended March 31, 2005 and 2004, and Condensed Consolidated Balance Sheets as of March 31, 2005 and December 31, 2004.